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                                                                     EXHIBIT 3.2

                              AMENDED AND RESTATED

                               CODE OF REGULATIONS

                                       OF

                          METROPOLITAN FINANCIAL CORP.
                              As of April 25, 2000

                                    ARTICLE I

                            Meetings of Shareholders

                  SECTION 1. PLACE OF MEETING. All meetings of the shareholders of the Corporation shall be held at the office of the Corporation or at such other places, within or without the State of Ohio, as may from time to time be determined by the Board of Directors, the Chairman of the Board, or the President and specified in the notice of such meeting.

                  SECTION 2. ANNUAL MEETING. The annual meeting of the shareholders of the Corporation for the election of directors, the consideration of reports to be laid before such meeting, and the transaction of such other business as may properly come before the meeting shall be held on the date from time to time determined by the Board of Directors of the Corporation that is not a legal holiday under the laws of the place where the meeting is to be held, and, if a legal holiday, then on the next succeeding day not a legal holiday under the laws of such place, or on such other date and at such hour as may from time to time be determined by the Chairman of the Board, or the President and specified in the notice of such meeting. If no determination is made as to the date of the annual meeting of shareholders by the Board of Directors, the Chairman of the Board or the President, then the annual meeting of the Corporation's shareholders shall be held on the fourth Tuesday of April, unless such date is a legal holiday under the laws of the place where the meeting is to be held, in which case, the meeting shall be held on the next succeeding day that is not a legal holiday.

                  SECTION 3. SPECIAL MEETINGS. Except as otherwise required by law and subject to the rights of the holders of any class or series of preferred stock of the Corporation, special meetings of the shareholders for any purpose or purposes may be called only by (i) the Chairman of the Board, (ii) the President, or, in the case of the President's absence, death, or disability, the vice-president authorized to exercise the authority of the President, (iii) the Board of Directors by action at a meeting, or a majority of the entire authorized Board of Directors acting without a meeting, or (iv) the persons who hold 50% of all shares outstanding and entitled to vote at the special meeting.

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                  Upon request in writing delivered either in person or by
registered mail to the President or the Secretary, by any persons entitled to call a meeting of shareholders, such officer shall forthwith cause to be given to the shareholders entitled thereto notice of a meeting to be held on a date not less than seven nor more than 60 days after the receipt of such request, as such officer may fix. If such notice is not given within 30 days after the delivery or mailing of such request, the persons calling the meeting may fix the time of the meeting and give notice thereof in the manner provided by law or as provided in these Regulations, or cause such notice to be given by any designated representative.

                  SECTION 4. NOTICE OF MEETINGS. Except as otherwise provided by law, written notice of each meeting of the shareholders, whether annual or special, shall be given, either by personal delivery or by mail, not less than seven nor more than 60 days before the date of the meeting to each shareholder of record entitled to notice of the meeting, by or at the direction of the Chairman of the Board, President or Secretary or any other person or persons required or permitted by these Regulations to give such notice. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the shareholder at such shareholder's address as it appears on the records of the Corporation. Each such notice shall state the place, date, and hour of the meeting, and the purpose or purposes for which the meeting is called. Notice of adjournment of a meeting of shareholders need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

                  SECTION 5. QUORUM. Except as otherwise provided by law or by the Articles of Incorporation of the Corporation, the holders of shares entitled to exercise a majority of the voting power of the Corporation at the meeting shall constitute a quorum for the transaction of business at any meeting of the shareholders; provided, however, that no action required by law, by the Articles of Incorporation of the Corporation, or by these Regulations to be authorized or taken by the holders of a designated proportion of the shares of any particular class or of each class of the Corporation may be authorized or taken by a lesser proportion.

                  SECTION 6. ADJOURNMENTS. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

                  SECTION 7. ADVANCE NOTICE OF SHAREHOLDER PROPOSALS. No proposal made by a shareholder of the Corporation shall be eligible to be submitted to the shareholders for their approval or adoption at any annual or special meeting of shareholders unless all of the following requirements are met:

                  (1) the shareholder submitting the proposal (the "proponent") submits the proposal to the Corporation in writing at the Corporation's principal executive offices;

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                  (2) at the time the proponent submits such proposal the
         proponent is a shareholder of record of the Corporation and continues to be a shareholder of record of the Corporation as of the close of business on the record date for determining shareholders entitled to notice of and to vote at such annual or special meeting of shareholders, in both instances as reflected in the shareholder records of the Corporation;

                  (3) at the time the proponent submits such proposal the proponent provides the Corporation in writing with the proponent's name, address, the number of and class of all shares of each class of stock of the Corporation beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended), by such shareholder, the date upon which the proponent acquired such securities, any material interest of the proponent in the proposal (other than as a shareholder), a brief written statement of the reasons why the proponent favors the proposal, and a list of all other proposals submitted by the proponent to the Corporation during the preceding five years; and

                  (4) the proposal is received at the Corporation's principal executive offices (A) in the case of a proposal to be acted upon at an annual meeting of shareholders, not less than 120 calendar days in advance of the date of the Corporation's proxy statement released to shareholders in connection with the previous year's annual meeting of shareholders, or, if no annual meeting was held in the previous year, a reasonable time (as determined by the Corporation in its sole discretion) before the current year's annual meeting; and (B) in the case of a proposal to be acted upon at a special meeting of shareholders, a reasonable time (as determined by the Corporation in its sole discretion) before the special meeting.

                  Notwithstanding the foregoing provisions of this Section 7, in the case of any proposal that the Corporation is required to include in its proxy statement and form of proxy under the provisions of Rule l4a-8 (as from time to time amended) promulgated under the Securities Exchange Act of 1934, as amended (or any similar or successor rule or regulation under that or any successor act), compliance by the proponent with all of the requirements of such rule shall be deemed to constitute compliance with the provisions of this
Section 7.

                  The person presiding at the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall determine whether such notice under this Section 7 or under Section 2(b) of Article II, as applicable, has been duly given and shall direct that proposals and nominees not be considered if such notice (together with all required information to be submitted by such shareholder under this Section 7 or under Section 2(b) of Article II, as applicable) has not been given.

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                                   ARTICLE II

                                    Directors

                  SECTION 1. NUMBER, CLASSIFICATION. AND TERM OF OFFICE. The Board of Directors shall be divided into three classes. The respective terms of the three classes of directors are staggered so that at any time the term of one class will expire at the next annual meeting of shareholders thereafter occurring, the term of a second class will expire at the second annual meeting of shareholders thereafter occurring, and the term of a third class will expire at the third annual meeting of shareholders thereafter occurring. At each annual meeting of shareholders of the Corporation, the successors to the directors of the class whose term will expire in that year shall be elected to hold office for a term expiring at the annual meeting of shareholders occurring in the third year after the date of their election. In each instance directors shall hold office until their successors are chosen and qualified, or until the earlier death, retirement, resignation, or removal of any such director as provided in Sections 11 and 12 of this Article II.

                  At the Effective Time (as defined below), the number of directors of the Corporation shall be 11, divided into three classes as follows: one class of three directors whose term will expire at the next annual meeting of shareholders occurring after the Effective Time, one class of four directors whose term will expire at the second annual meeting of shareholders occurring after the Effective Time, and one class of four directors whose term will expire at the third annual meeting of shareholders occurring after the Effective Time. "Effective Time" shall mean the date of the closing of the initial public offering of shares of Common Stock of the Corporation.

                  The Board of Directors or the shareholders may from time to time fix or change the size of the Board of Directors to a total number of not fewer than 8 directors and no more than 14 directors. The Board of Directors may fix or change the number of directors by the affirmative vote of a majority of the entire authorized Board. The shareholders may, subject to the limitations contained in the first sentence of this paragraph regarding the number of directors, fix or change the number of directors at a meeting of the shareholders called for the purpose of electing directors (i) by the affirmative vote of the holders of shares entitling them to exercise three-quarters of the voting power of the Corporation represented at the meeting and entitled to elect directors or (ii) if the proposed change in the number of directors is recommended by a majority of the entire authorized Board of Directors, by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation represented at the meeting and entitled to elect directors. If the Board of Directors or the shareholders change the number of directors, the three classes of the Board of Directors shall be divided into as equal a number of directors as possible, with the Board of Directors or the shareholders, as the case may be, fixing or determining the adjustment to be made in each class. No reduction in the number of directors shall of itself have the effect of shortening the term of an incumbent director. In the event



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that the Board of Directors increases the number of directors, it may fill the vacancy or vacancies created by the increase in the number of directors for the respective unexpired terms in accordance with the provisions of Section 13 of this Article II. In the event the shareholders increase the number of directors and fail to fill the vacancy or vacancies created thereby, the Board of Directors may fill such vacancy or vacancies for the respective unexpired terms in accordance with the provisions of Section 13 of this Article II.

                  The foregoing provisions of this Section 1 are subject to the automatic increase by two in the authorized number of directors and the right of the holders of any class or series of preferred stock of the Corporation to elect two directors of the Corporation during any time when dividends payable on such shares are in arrears, all as set forth in the Articles of Incorporation of the Corporation and/or the express terms of the preferred stock of the Corporation.

                  SECTION 2. NOMINATIONS. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Subject to the rights of the holders of any class or series of preferred stock of the Corporation, nominations for the election of directors may be made only:

                  (a) by the affirmative vote of a majority of the entire authorized Board of Directors, or

                  (b) by any shareholder of the Corporation entitled to vote for the election of directors at a meeting, but only if written notice of such shareholder's intent to make such nomination is given to the Secretary of the Corporation, delivered to or mailed and received at the Corporation's principal executive offices, not less than 60 nor more than 90 days prior to the meeting; provided, however, that in the event that less than 75 days' notice to the shareholders or prior public disclosure of the date of the meeting is given or made, the written notice of such shareholder's intent to make such nomination must be given to the Secretary not later than the close of business on the fifteenth day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Each such notice of a shareholder's intent to make a nomination shall set forth: (A) as to each person who is not an incumbent director when the shareholder proposes to nominate such person for election as a director: (1) the name, age, business address, and residence address of such person, (2) the principal occupation or employment of such person for the last five years, (3) the class and number of shares of capital stock of the Corporation which are beneficially owned by such person,
         (4) all positions of such person as a director, officer, partner, employee, or controlling shareholder of any corporation or other business entity, (5) any prior position as a director, officer, or employee of a depository institution or any company controlling a depository institution, (6) any other information regarding such person that would be required pursuant to paragraphs (a), (d), (e) and (f) of
         Item 401 of Regulation

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         S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulations subsequently adopted by the Securities and Exchange Commission applicable to the Corporation) to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had such person been nominated, or intended to be nominated, by the Board of Directors, and (7) the written consent of each nominee to serve as a director of the Corporation if so elected, and (B) as to the shareholder giving the notice: (1) the name and record address of such shareholder, (2) a representation that the shareholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (3) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, and (4) the class and number of shares of capital stock of the Corporation which are beneficially owned (within the meaning of Rule l3d-3 promulgated under the Securities Exchange Act of 1934, as amended) by such shareholder.

No person shall be eligible for election as a director unless nominated in compliance with the forgoing procedure.

                  SECTION 3. PLACE OF MEETING. The Board of Directors may hold its meetings at such place or places within or without the State of Ohio as the Board may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

                  SECTION 4. REGULAR MEETINGS OF THE BOARD. Regular meetings of the Board of Directors shall be held at such times and places as the Board shall from time to time determine. If any day fixed for a regular meeting shall be a legal holiday under the laws of the place where the meeting is to be held, the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day or at such other time and place as the Board shall determine.

                  SECTION 5. SPECIAL MEETINGS OF THE BOARD. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or the President or by a majority of the directors then in office.

                  SECTION 6. NOTICE OF MEETINGS. Notice of regular meetings of the Board of Directors or any adjourned meeting thereof need not be given. Notice of each special meeting of the Board shall be mailed to each director, addressed to such director at such director's residence or usual place of business, at least two days before the day on which the meeting is to be held or shall be sent to such director at such place by telegraph, telex or telecopier (or similar facsimile transmission), or be given personally or by telephone, not later than the day before the meeting is to be held, but


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notice need not be given to any director who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting prior to or at its commencement, the lack of notice to such director. Every such notice shall state the time and place but need not state the purpose of the meeting.

                  SECTION 7. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the directors or all the committee members, which writing or writings are filed with or entered upon the records of the Corporation.

                  SECTION 8. QUORUM, ADJOURNMENTS, AND MANNER OF ACTING. Except as otherwise provided by law, the Articles of Incorporation of the Corporation, or these Regulations, a majority of the entire authorized Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board. Except as otherwise provided by law, the Articles of Incorporation of the Corporation, or these Regulations, the affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum, a majority of the directors present at a meeting duly held may adjourn the meeting to another time and place. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the originally called meeting.

                  Notwithstanding the foregoing provisions of this Section 8, the affirmative vote of at least two-thirds of the entire authorized Board of Directors shall be required for the approval of any of the following transactions: (a) any merger or consolidation of the Corporation (i) with any interested shareholder, as such term is defined in Chapter 1704 of the Ohio Revised Code, or (ii) with any other corporation if the merger or consolidation is caused by any interested shareholder, (b) any recommendation or approval of any transaction as a result of which any person will become an interested shareholder, (c) any merger or consolidation involving the Corporation and any other corporation with assets having an aggregate book value equal to 50% or more of the aggregate book value of all the assets of the Corporation determined on a consolidated basis, (d) any liquidation or dissolution of the Corporation,
(e) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in one transaction or a series of transactions) to or with an interested shareholder of assets of the Corporation which assets have an aggregate book value equal to 10% or more of the aggregate book value of all the assets of the Corporation determined on a consolidated basis, (f) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in one transaction or a series of transactions) to or with any person of assets of the Corporation which assets have an aggregate book value equal to 25% or more of the aggregate book value of all the assets of the Corporation determined on a consolidated basis, (g) any transaction which results in the issuance or transfer by the Corporation of more than 15% of the voting stock of the Corporation to any person, (h) any transaction


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involving the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock or securities of any class or series of the Corporation which is owned by an interested shareholder, (i) any transaction requiring the amendment of any provision of the Articles of Incorporation of the Corporation if to amend such provision otherwise would require an affirmative vote of at least two-thirds of the entire authorized Board of Directors or any transaction requiring the amendment of any provision of these Regulations if to amend such provision otherwise would require an affirmative vote of at least two-thirds of the entire authorized Board of Directors of the Corporation (provided, however, if the amendment of any provision of these Regulations requires an affirmative vote of more than two-thirds of the entire authorized Board of Directors, any transactions having the same effect may only be authorized by the vote required to amend such provision of these Regulations), and (j) any receipt by an interested shareholder, other than proportionately as a shareholder of the Corporation, of the benefit, directly or indirectly, of any loans, advances, guarantees, pledges, or other financial benefits provided through the Corporation.

                  SECTION 9. COMMITTEES. The Board of Directors may at any time appoint from its members an Executive, Audit, or other committee or committees, consisting of such number of members, not less than three, as the Board of Directors may deem advisable, together with such alternates as the Board of Directors may deem advisable, to take the place of any absent member or members at any meeting of the committee. Each member and each alternate shall hold office at the direction of the Board of Directors. Any committee shall act only in the intervals between meetings of the Board of Directors and shall have such authority of the Board of Directors as may, from time to time, be delegated by the Board of Directors, except the authority to fill vacancies in the Board of Directors or in any committee of the Board of Directors. Subject to these exceptions, any person dealing with the Corporation shall be entitled to rely upon any act or authorization of any act by any committee to the same extent as an act or authorization of the Board of Directors. Each committee shall keep full and complete records of all meetings and actions, which shall be open to inspection by the directors. Unless otherwise ordered by the Board of Directors, any committee may prescribe its own rules for calling and holding meetings, including telephone meetings, and for its own method of procedure, and may act at a meeting, including a telephone meeting, by a majority of its members or without a meeting by a writing or writings signed by all of its members.

                  SECTION 10. PARTICIPATION IN MEETING BY MEANS OF COMMUNICATIONS EQUIPMENT. Any one or more members of the Board of Directors or any committee thereof may participate in any meeting of the Board or of any committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

                  SECTION 11. RESIGNATIONS. Any director of the Corporation may resign at any time by oral statement to that effect made at a meeting of the Board of Directors


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or any committee thereof or by giving written notice to the Board of Directors, the Chairman of the Board, the President, or the Secretary of the Corporation. Such resignation shall take effect at the date of receipt of such notice or at any later date specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  SECTION 12. REMOVAL OF DIRECTORS. The Board of Directors may remove any director and thereby create a vacancy on the Board: (a) if by order of court the director has been found to be of unsound mind or has been adjudicated a bankrupt or (b) if within 60 days from the date of the director's election he or she does not qualify by accepting in writing the election to such office or by acting at a meeting of directors.

                  All the directors, or all of the directors of a particular class, or any individual director, may be removed from office, without assigning any cause, by the affirmative vote of the holders of shares entitling them to exercise three-quarters of the voting power of the Corporation entitled to elect directors in place of those to be removed. In case of any such removal, a new director nominated in accordance with Section 2 of this Article II may be elected at the same meeting for the unexpired term of each director removed. Failure to elect a director to fill the unexpired term of any director removed shall be deemed to create a vacancy on the Board.

                  SECTION 13. VACANCIES. Any vacancies on the Board of Directors resulting from death, resignation, removal, or other cause shall only be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director. Newly created directorships resulting from any increase in the number of directors by action of the Board of Directors shall be filled by the affirmative vote of a majority of the directors then in office, or if not so filled, by the shareholders at the next annual meeting thereof or at a special meeting called for that purpose in accordance with Section 4 of Article I of these Regulations. In the event the shareholders increase the authorized number of directors in accordance with these Regulations but fail at the meeting at which such increase is authorized, or an adjournment of that meeting, to elect the additional directors provided for, or if the shareholders fail at any meeting to elect the whole authorized number of directors, such vacancies may be filled by the affirmative vote of a majority of the directors then in office. Any director elected in accordance with the three preceding sentences of this
Section 13 shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. The provisions of this Section 13 shall not restrict the rights of the holders of any class or series of preferred stock of the Corporation to fill vacancies in directors elected by such holders as provided by the express terms of the preferred stock.

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                                   ARTICLE III

                                    Officers

                  SECTION 1. DESIGNATIONS. The Board of Directors shall elect a Chairman of the Board, a President, such number of Executive Vice-Presidents, Senior Vice-Presidents and Vice-Presidents as the Board may from time to time determine, a Secretary and a Treasurer. The Board of Directors may from time to time create such offices and appoint such other officers, subordinate officers and assistant officers as it may determine. The Chairman of the Board of Directors shall be, but the other officers need not be, chosen from among the members of the Board of Directors.

                  SECTION 2. TERM AND REMOVAL. The officers of the Corporation shall hold office until their successors are chosen and have qualified, or until any such officer has resigned or is removed. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

                  SECTION 3. CHAIRMAN OF THE BOARD. The Chairman of the Board shall serve as chairman of all executive committees of the Corporation and preside at all meetings of the Board of Directors, and shall have such other powers and duties as may be prescribed by the Board of Directors.

                  SECTION 4. PRESIDENT. The President shall have general and active management of the business of the Corporation. The President shall preside at all meetings of the shareholders of the Corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. If the Corporation has no Chairman of the Board, the President shall have all of the duties and responsibilities previously enumerated for the Chairman of the Board. In the absence or disability of the President, the Board of Directors shall designate the appropriate officer to perform the duties and responsibilities of the President.

                  SECTION 5. SECRETARY. The Secretary shall attend all meetings of the Board, of the shareholders, and of the Executive Committee when required, and record all the votes of the Corporation and the minutes of all its transactions in a book to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision the Secretary shall act. The Secretary shall keep in safe custody the corporate seal of the Corporation, if any, and, when authorized by the Board, affix the same to any instrument requiring it, and when so affixed it shall be attested by his or her signature or by the signature of the Treasurer or an Assistant Secretary. The Secretary shall perform such other duties as shall from time to time be


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imposed upon him or her by the Board of Directors, Chairman of the Board, or
President.

                  SECTION 6. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as shall be designated by the Board. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall perform such other duties as shall from time to time be imposed upon him or her by the Board of Directors, Chairman of the Board, or President.

                  SECTION 7. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. In the absence or disability of the Secretary or Treasurer, the Assistant Secretaries or Assistant Treasurers, as the case may be, in the order designated by the Board, shall perform the duties of the Secretary or Treasurer, as the case may be, and shall have the full powers thereof.

                                   ARTICLE IV

                                 Indemnification

                  The Corporation shall indemnify, to the full extent permitted by the Ohio General Corporation Law as it may be amended, any person made or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee, member, manager, or agent of another corporation, bank, limited liability company, partnership, joint venture, trust or other enterprise. The indemnification provided by this Article IV shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled by statute, the Articles of Incorporation of the Corporation, these Regulations, or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

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                                    ARTICLE V

                                  Capital Stock

                  SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of stock of each class of the Corporation, whenever authorized by the Board of Directors, shall be in such form as shall be approved by the Board or by the Chairman of the Board or President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Every share certificate shall be signed by, or in the name of, the Corporation by the Chairman of the Board or the President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation. Any or all signatures may be facsimiles, engraved, stamped, or printed if countersigned by an incorporated transfer agent or registrar. Although an officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent, or registrar before such certificate has been delivered, such certificate nevertheless shall be effective in all respects when delivered.

                  SECTION 2. TRANSFERS OF SHARES. Transfers of shares of stock of each class of the Corporation shall be made only on the books of the Corporation, by the holder thereof, or by such holder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or a transfer agent for such stock, if any, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. No transfer of shares shall be valid as against the Corporation and its shareholders and creditors for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

                  SECTION 3. LOST, STOLEN OR DESTROYED CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed, upon receiving an affidavit of that fact made by the person claiming that the share certificate has been lost, stolen or destroyed. When authorizing such issuance of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to provide the Corporation a bond in such sum and with such surety or sureties as it may direct to indemnify the Corporation and such transfer agents and registrars against any claim that may be made on account of the alleged loss, theft, or destruction of any such certificate or certificates or the issuance of such new certificate or certificates.


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                                   ARTICLE VI

                                  Record Dates

                  For any lawful purpose, including the determination of the shareholders who are entitled to receive notice of or to vote at a meeting of the shareholders, the Board of Directors may fix a record date in accordance with the provisions of the Ohio General Corporation Law. The record date for the purpose of the determination of the shareholders who are entitled to receive notice of or to vote at a meeting of the shareholders shall continue to be the record date for all adjournments of the meeting unless the Board of Directors or the persons who shall have fixed the original record date shall, subject to the limitations set forth in the Ohio General Corporation Law, fix another date and shall cause notice thereof and of the date to which the meeting shall have been adjourned to be given to shareholders of record as of the newly fixed date in accordance with the same requirements as those applying to a meeting newly called. The Board of Directors may close the share transfer books against transfers of shares during the whole or any part of the period provided for in this Article VI, including the date of the meeting of the shareholders and the period ending with the date, if any, to which adjourned. If no record date is fixed therefor, the record date for determining the shareholders who are entitled to receive notice of a meeting of the shareholders shall be the date next preceding the day on which notice is given, and the record date for determining the shareholders who are entitled to vote at a meeting of the shareholders shall be the date next preceding the day on which the meeting is held.

                                   ARTICLE VII

                                 Corporate Seal

                  The Board of Directors may provide a suitable seal, containing the name of the Corporation, to be kept by the Secretary. If deemed advisable by the Board of Directors, duplicate seals may be kept and used by other officers of the Corporation, or by any transfer agent or registrar of its shares.

                                  ARTICLE VIII

                                   Amendments

                  These Regulations may be amended, or new regulations may be adopted, by the shareholders at a meeting held for that purpose, by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power on that proposal. Notwithstanding anything to the contrary contained in these Regulations or in this Article VIII, to amend or repeal
Article I - Section 7, Article Il - Sections 1, 2, 12 and 13 and this Article VIII shall require the affirmative vote at a meeting of holders of shares entitled to exercise three-fourths of the voting power on such proposal, unless such action is recommended by two-thirds of the members of the Board of Directors.

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